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                                                                    EXHIBIT 3.31

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                                       OF
                            CERTIFICATE OF FORMATION

1.       Name of Limited Liability Company: Eagle-Picher Technologies, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the company is changed from Eagle-Picher Technologies, LLC to EaglePicher Technologies, LLC.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of April, A.D. 2003.

                                       By: /s/ Louis E. Lupo
                                           -------------------------------------

                                       Name: Louis E. Lupo
                                       Title: Vice President and General Manager